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EXHIBIT 11.1 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

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                                                     Three Months   Three Months     Six Months     Six Months
                                                         Ended         Ended            Ended          Ended
                                                        June 30,       June 30,        June 30,       June 30,
                                                         1997           1996            1997           1996
                                                     ------------   ------------     ----------     ----------
                                                              (In thousands, except per share data)
NET INCOME                                               $  403       $(1,877)         $ 790         $(1,664)
                                                        --------      --------        -------        --------
                                                        --------      --------        -------        --------

PER SHARE DATA:
Net income per common equivalent share,
 primary                                                 $ 0.05       $ (0.24)         $0.10         $ (0.22)
                                                        --------      --------        -------        --------
                                                        --------      --------        -------        --------

Net income per common equivalent share,
 fully diluted                                           $ 0.05       $ (0.24)         $0.10         $ (0.22)
                                                        --------      --------        -------        --------
                                                        --------      --------        -------        --------

WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES:
Primary:
 Weighted average number of common
 shares outstanding                                       7,914         7,775          7,879           7,737
Common equivalent shares:
 Warrants                                                     2             0              2               0
 Options                                                     61             0             80               0
                                                        --------      --------        -------        --------
                                                          7,977         7,775          7,961           7,737
                                                        --------      --------        -------        --------
                                                        --------      --------        -------        --------

Fully diluted:
 Weighted average number of common
 shares outstanding                                       7,914         7,775          7,879           7,737
Common equivalent shares:
 Warrants                                                     2             0              2               0
 Options                                                    100             0            100               0
                                                        --------      --------        -------        --------
                                                         8,016          7,775          7,981           7,737
                                                        --------      --------        -------        --------
                                                        --------      --------        -------        --------
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